EXHIBIT 10.37

AMENDMENT NO. 4
TO THE
PIONEER NATURAL RESOURCES COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2009)

Pursuant to the provisions of Section 11.4 thereof, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2009, and as further amended to date) is hereby amended to restate Section 2.1(o) in its entirety as follows:
“Eligible Employee” means any individual employed by a Company who is (i) an officer of the Company or (ii) a member of a select group of management or highly compensated employees (A) designated by the Plan Administrator from time to time as being eligible to participate in the Plan, (B) whose designated grade level is at least grade 23 in the Company’s general salary grade structure or an equivalent grade in the specialized grade structure, as determined by the Plan Administrator and (C) whose annual rate of Basic Compensation is (x) $185,000 or above as of December 31, 2013 or (y) $200,000 or above from and after January 1, 2014; provided, however, that the Basic Compensation and grade level requirements provided in clause (ii)(B) of this subsection shall not apply to Members in the Plan as of December 31, 2008, and provided further, that the individuals that became Members between January 1, 2009 and December 31, 2013 shall be defined by the definition of “Eligible Employee” contained in the Plan as of the date that the individual became a Member. An Eligible Employee shall remain an Eligible Employee notwithstanding any reduction in his or her annual rate of Basic Compensation below the applicable minimum under clause (ii)(B) of this subsection; provided, however, that the Plan Administrator in its discretion may withdraw an individual’s designation as an Eligible Employee under clause (ii) at any time and for any reason effective with respect to any subsequent Plan Year.

IN WITNESS WHEREOF, this Amendment has been executed on this 5th day of December, 2013, to be effective January 1, 2014.

PIONEER NATURAL RESOURCES COMPANY

By	/s/ Larry N. Paulsen
Larry N. Paulsen
Vice President, Administration and Risk Management